SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - May 24, 2012

______________________________
 OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Omnicare Center 401 E. Fourth Street Cincinnati, OH	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On May 24, 2012, Omnicare, Inc. (the “Company”) announced that its Board of Directors (the “Board”) elected Sam R. Leno to serve as a director of the Company effective May 24, 2012. The Board also voted to increase the size of the Board to eight directors. In addition, in light of the increased size of the Board, the Board approved the separation of the Compensation, Nominating and Governance Committee into two committees, the Compensation Committee and the Nominating and Governance Committee, effective May 24, 2012. Also in light of the Board's increased size, effective May 24, 2012, the Board created an Executive Committee to handle matters which, in the opinion of the Chairman of the Board, should not be postponed until the next meeting of the Board. The Executive Committee is comprised of James D. Shelton (Chair), John Figueroa, Steven J. Heyer and Amy Wallman. The Audit Committee is comprised of Ms. Wallman (Chair), Sam Leno and Barry Schochet. The Compensation Committee is comprised of Mr. Heyer (Chair), Mark Emmert and Andrea Lindell. The Compliance Committee is comprised of Mr. Schochet (Chair), Mr. Emmert and Ms. Wallman. The Nominating and Governance Committee is comprised of Mr. Shelton (Chair), Mr. Heyer and Ms. Wallman.
Mr. Leno retired in December, 2011 as Executive Vice President and Chief Operations Officer of Boston Scientific Corporation, a position he held since March 2010, where he was responsible for the finance, information systems, operations and business development and strategy functions. He served as Executive Vice President, Finance and Information Systems and Chief Financial Officer at Boston Scientific from 2007 until March 2010. Previously, Mr. Leno was Executive Vice President - Corporate Finance and Operations and Chief Financial Officer of Zimmer Holdings, Inc. from 2003 to 2007, and Senior Vice President and Chief Financial Officer of Zimmer from 2001 to 2003. From 1999-2001, Mr. Leno served as Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc. He also served as Chief Financial Officer of Corporate Express, Inc. and Coram Healthcare. In previous positions, Mr. Leno served in various financial and executive capacities at Baxter International Inc. and American Hospital Supply Corporation, global healthcare companies, for over 20 years, including as Vice President, Finance and Information Technology-Hospital Business at Baxter. Mr. Leno also served as a Lieutenant in the United States Navy and is a Vietnam veteran. Mr. Leno currently serves on the board of directors of Lantheus MI Holdings, Inc.
Mr. Leno will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's proxy statement for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 19, 2012.
A copy of the press release issued by the Company with respect to the election of Mr. Leno is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
Exhibit Number
99.1    Press Release of Omnicare, Inc. dated May 24, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  May 24, 2012

EXHIBIT INDEX
99.1    Press Release of Omnicare, Inc. dated May 24, 2012.